Exhibit 14


                           LOGANSPORT FINANCIAL CORP.
                                 CODE OF ETHICS

GENERAL

     The Corporation and its wholly owned subsidiary, LOGANSPORT SAVINGS BANK is committed to conducting its business in accordance with the highest ethical standards and has adopted the principles set forth below as corporate policy. It is the Corporation's policy that no officer, employee or director should place him or herself in a position where his/her actions, personal interests or the activities or interests of those for whom he/she acts is in conflict with the interests of the Corporation or its subsidiaries.

     All employees and directors of the Corporation or its subsidiaries are to review this policy and agree to comply with the principles set forth herein.


RELATIONSHIPS WITH OUTSIDE BUSINESS INTERESTS

     Employees/directors owe loyalty to the Corporation. There can be no self-dealing or self-interest in any transaction involving the Corporation or its subsidiaries.

     Officers/directors should be particularly cautious to avoid compromising their responsibilities to the Corporation or its subsidiaries by becoming an employee of, investing in, or accepting interests in the Corporation or its subsidiaries' customers, suppliers, or their various business interests. As a general rule, a prohibited conflict exists whenever such activity entails an account relationship in which the officer/director is responsible or influential in exercising control.

     Employees shall not engage in the conduct of any business outside the Corporation or have any outside employment or consulting arrangement unless such business or arrangement does not interfere with the satisfactory work performance for the Corporation and does not have any actual potential conflict with Corporation or its subsidiaries business.

     Employees must give prior notice to the President of the Corporation before accepting a second position of employment or a consulting arrangement. At no time shall an employee or director of the Corporation hold a position of employment with a thrift, bank, brokerage house, other financial institution that is not controlled by the Corporation, or a public utility, while in the employ of the Corporation. Each employee shall disclose to the President of the Corporation all existing employment and consulting arrangements with entities other than the Corporation and shall obtain prior approval before any such future involvements.

     Further disclosure must be made regarding any interest an employee/director or his/ her immediate family has in a non-public enterprise, or a material interest in a public enterprise if: (1) the enterprise is a substantial competitor of the Corporation; (2) the enterprise borrows from the Corporation;
(3) the enterprise is a supplier of the Corporation; or (4) the employee/director deals directly with the enterprise in its purchase, receipt of goods, services, or securities. Whenever an employee/director finds that he or she is inadvertently placed in a potentially compromising position due to relationships with business associates, customers, suppliers, or competitors, the employee/director shall report the matter immediately to the President of the Corporation and discontinue any activities associated with the entity until the matter has been resolved.

     Any loan or payment made between the Corporation and any entity in which an employee/director has a material financial interest must be described in detail, with full disclosure of the conflict, to the Corporation's Board of Directors. Any employee/director involved with, or having knowledge of, such transaction involving a conflict of interest shall fully disclose his or her involvement or the transaction (if not previously disclosed) to the Corporation's President or any member of the Corporation's Board of Directors.


SUPERVISOR ROLE

     Under no circumstances shall an employee perform any role in supervising, evaluating or influencing the job evaluation, pay or benefits of any immediate family member (spouse, parent, child, sibling or fiance).


FIDUCIARY RELATIONSHIPS

     Employees/directors may not accept appointment as an administrator, trustee, executor, guardian or any similar fiduciary capacity without prior approval of the President, except when acting at the request of the Corporation or as a fiduciary on a family account.

PURCHASE OF CORPORATION AND FIDUCIARY ASSETS

     No employee/director of the Corporation shall purchase any assets owned by the Corporation in which the employee/director knows the Corporation has a security interest or other lien, unless prior approval has been obtained, full value is paid for the asset, and the transaction is completely and properly documented on the books of the Corporation.

     No employee/director of the Corporation and no member of the immediate family of the employee/director, whether acting individually or in fiduciary capacity shall purchase or borrow any assets from or sell any assets to any estate, trust or other fiduciary account being administered by the Corporation except in accordance with laws and regulations governing such transactions.


OUTSIDE DIRECTORSHIPS, PARTNERSHIPS, SOLE PROPRIETORSHIPS

     Prior notice to the President is required before an employee/director accepts a position as officer or director of a corporation, becomes a member of a business partnership, or becomes sole proprietor of a corporation or business. Prior notice is not necessary for acceptance of a position as an officer or director of any corporation that is for social, fraternal, professional, educational, charitable, civic or religious purposes. Participation as an individual investor in limited partnerships does not require Corporation prior notice unless the Corporation is a lender to or has another business relationship with the partnership and/or the employee/director holds a dominant position in the partnership. All such relationships, however, shall be reported on an annual basis to the Corporation.

     An employee/director of the Corporation or its subsidiaries should not serve as a director or officer of a non-affiliated financial institution without specific written approval of the President.

     When an employee/director is serving on a board of directors at the request of the Corporation, fees and other remuneration shall be turned over to the Corporation. When serving not at the request of the Corporation, remuneration may be kept.


OUTSIDE NON-BUSINESS ACTIVITIES

     Employees/directors are encouraged and urged to participate in civic or charitable organizations in the communities they serve, provided such participation is not in conflict with the Corporation's objectives and does not unduly interfere with regular duties. Employees/directors who participate in such activities for civic or charitable organizations must abstain from making or participating in decisions of the Corporation to make contributions to any such organizations.

     The Corporation also encourages participation in business and professional organizations. If such activities involve inordinate amounts of time away from responsibilities, prior approval of the employee's supervisor must be obtained.

     Supplies, material and other property belonging to the Corporation may not be used in more than an incidental way in the performance of such activities.


ILLEGAL AND UNETHICAL ACTS

     The  following  unethical  or  illegal  acts  by  employees/directors   are
prohibited:

     o Theft, fraud, embezzlement, misappropriation, or any form of wrongful conversion of property belonging to the Corporation or another employee/director.

     o Any act of fraud or deception involving the Corporation, a customer, a supplier or any other party.

     o Any act of bribery, including a premise, offer or gift of money or anything of value made or offered by an employee/director to:

          (a)  A government official or someone acting for the government.

          (b) A person employed by, or acting on behalf of, a customer, supplier or other organization with which the Corporation does business or has prospective business.

     o Any dishonest or unethical act by any employee/director against the Corporation.

     o The destruction or alteration of Corporation records in order to falsify, conceal or misrepresent information to:

          (a) Avoid criticism for errors of judgment or to conceal failure to follow a supervisor's instructions.

          (b) Show a performance record better than, or different from, performance actually achieved.

          (c) Misrepresent the employee's/director's performance, activities, or other transactions, or those of another employee/director.

     o Political contributions of money, services, or other property of the Corporation that are in violation of the law when the contributions are made.

     o Violations of securities laws rules or regulations, including failure to disclose material information that should be described in filings the Corporation makes with the Securities and Exchange Commission and banking regulators.


GIFTS AND FEES

     Employees/directors and their families may not solicit or accept gifts, fees, bequests, services or entertainment from customers, suppliers or prospective customers. A gift is regarded as any type of gratuity, favor, loan, legacy, fee, compensation, or anything of monetary value. All such gifts are prohibited except:

     o Business entertainment and other courtesies such as meals, sporting events, and the like, which involve no more than ordinary amenities, and can be properly reciprocated by the employee and charged as a business expense. Lavish or extravagant entertainment, such as weekend trips, etc., should not be accepted unless reimbursement is made to the donor.

     o Gifts received because of kinship, marriage, or social relationships and not because of any business relationship.

     o Unsolicited advertising or promotional materials that are generally available.

     o Customer or supplier paid travel or lodging where the trip has a legitimate business purpose. Any such trips must be approved in advance in writing by the President of the Corporation.

     o Fees or other compensation received from an organization in which membership or an official position is held, subject to prior written approval and possible requirement to pay such compensation to the Corporation.

     Employees/directors who believe that acceptance of a permitted gift might make them feel obligated and therefore improperly influenced in the performance of their duties should not accept it, or turn it over to the Corporation. Employees/directors who are unsure whether a gift is violative of the law and these standards, should seek guidance from the Corporation's President.

     Likewise, no individual representing the Corporation or members of his or her family may extend a gift to any existing or prospective customer or supplier that will not meet these same criteria.

     All gifts received or extended which are in the categories above and are valued in excess of $200 should be reported to your manager or the President. All gifts which do not fit the above guidelines, no matter what the value, should be reported to your manager or the President.

     From time to time employees are asked to speak, testify, or consult with outside organizations and regulators. An honorarium or gift in excess of $25.00 for such outside activity shall be reported to your manager or the President for determination of the disposition of the honorarium.

     Employees/directors may not accept from customers or suppliers any fee or other form of remuneration which violates the law or the spirit of this statement.

     Employees/directors and members of their immediate families should not, except under very exceptional circumstances, accept directly or indirectly any bequest or legacy from a customer of the Corporation. If the employee/director learns of such a legacy in a customer's will, the employee/director must report all pertinent facts as soon as he or she learns of the legacy. In any event, an employee/director may not accept such a bequest or legacy that arises from relationships solely based upon the Corporation's position unless approved by the President.

     No employee/director may accept a personal fee for arranging a loan from the Corporation or from any other person or lending institution.

BORROWING

     Employees/directors are not to borrow from customers or suppliers of the Corporation, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances. This prohibition does not preclude borrowing from anyone related to the employee/director by blood or marriage.

     Borrowing from the Corporation must be in accordance with law and regulation and the policies established by the Corporation. Except as provided below, the Corporation may not directly or indirectly extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any of its directors or executive officers. Notwithstanding the foregoing, loans may be made by Logansport Savings Bank, FSB that otherwise comply with Regulation O under the Federal Reserve Act and applicable Office of Thrift Supervision regulations.

     Reports of borrowings will be requested from time to time from all levels of Corporation officers to meet both regulatory requirements and Corporation policy. All officers shall submit such summary reports when requested, or reports of new borrowings in a timely fashion.


MISAPPROPRIATION OF BUSINESS OPPORTUNITIES

     The Corporation may be interested in business or investment opportunities made known to employees/directors. An employee/director is expected to advise the Corporation of such opportunities or investments before acting upon them personally. Any transaction causing a conflict may be approved by the Board of Directors after appropriate disclosure.


DISCLOSURES IN PUBLIC FILINGS

     The Corporation's filings made under the Securities Exchange Act of 1934, such as quarterly and annual reports and proxy statements, are to contain full, fair, accurate, timely, and understandable disclosures. All press releases and shareholder communications must also contain such disclosures. The Corporation has procedures in place to achieve these goals with respect to securities reports and shareholder communications. Any employee/director who has concerns about disclosures being made in these documents should feel free to contact any member of the Corporation's Audit Committee or of the Corporation's Board of Directors including the President of the Corporation.


ACCOUNTING MATTERS

     The Corporation's financial statements and books and records on which they are based must accurately reflect all corporate transactions. All receipts and disbursements of corporate funds shall be promptly and properly recorded on the Corporation's books, and the Corporation's records must disclose the nature and purpose of the transactions.

     All financial officers shall cooperate fully with the independent auditors of the Corporation and under no circumstances withhold any information from them.

     The Corporation's investors, creditors and other decision makers rely on its records and have a right to information which is timely and accurate.

     A director, officer or employee may not maintain the Corporation's accounting or other records, or cause them to be maintained, in such a way that they do not reflect the true nature of transactions, account balances or other matters with clarity and completeness.

     A director, officer or employee may not establish for any purpose an unauthorized, undisclosed, or unrecorded fund or asset account involving Corporation assets.

     A director, officer or employee may not allow transactions with a supplier, agent, or customer to be structured or recorded in a way not consistent with normal business practice or generally accepted accounting principles.

     No false or artificial entries shall be made on the books or records of the Corporation or its subsidiaries for any reason.

     No payment on behalf of the Corporation shall be made or approved with the understanding that it will or might be used for something other than the stated purposes.

     The shifting of charges or costs to inappropriate accounts is prohibited by Corporation policy.

     No false, incomplete or misleading entries or records shall be created. No undisclosed or unrecorded corporate funds shall be established for any purpose, nor shall the Corporation funds be placed in any personal or noncorporate account.

     "Slush funds" or similar off-book accounts, where there is no accounting for receipts or expenditures on corporate books, are prohibited.

     A system of internal accounting controls shall be maintained which is sufficient to provide reasonable assurances that transactions:

     (a)  are executed in accordance with Management's authorization.

     (b) are recorded in a manner that permits preparation of financial statements in conformity with generally accepted accounting principles and other applicable criteria; and

     (c) are recorded so as to maintain accountability for the Corporation's assets.

     No officer, employee, or director acting on behalf of the Corporation shall engage in any activity which circumvents the Corporation's systems of internal controls.


CERTIFICATIONS

     Employees/directors   will  be   required   annually   to   certify   their
understanding of and intent to comply with this Policy Statement.

     Any employee/director who violates the Policy Statement is subject to possible suspension or discharge. Any employee/director who assists in, or knowingly fails to report, a violation of these policies is also subject to suspension, discharge or other appropriate action. Any employee/director who suspects a violation of these policies (including any material transaction or relationship that gives rise to a conflict of interest which to the knowledge of such employee/director has not been disclosed to the appropriate persons) should inform his or her superior, or the Corporation's President or any member of the Corporation's Board of Directors. Any supervisor informed of a suspected violation shall notify the Corporation's President or any member of the Corporation's Board of Directors.